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Exhibit 10.20
                        EXECUTIVE EMPLOYMENT AGREEMENT

  THIS AGREEMENT (the "Agreement") is made effective as of the 21st day of October, 1999, between FIRST PROFESSIONAL BANK, N.A. ("Employer") and GENE GAINES ("Executive").

                                   RECITALS
                                   --------

  WHEREAS, Employer desires to employ Executive as its Chief Executive Officer, and Executive desires to be employed by Employer, on the terms and subject to the conditions set forth in this Agreement;

  NOW, THEREFORE, in consideration of the foregoing promises and the terms, covenants and conditions set forth herein, the parties hereto agree as follows:

  1.  Definitions.  For purposes of this Agreement, the definitions set forth on
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Exhibit B hereto shall apply unless the context clearly indicates otherwise.

  2.  Employment and Term.  Employer hereby employs Executive and Executive
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hereby accepts employment, upon the terms and conditions set forth herein.  The term of this Agreement (the "Term") shall be for a period of one year, commencing October 20, 1999 and ending on October 19, 2000, unless earlier terminated in accordance with the provisions hereof. This Agreement shall automatically renew for successive one-year periods thereafter, unless terminated by either party giving written notice of termination to the other party at least ninety (90) days prior to the expiration of the then-current one-year term.

  3.  Duties.  Executive shall serve as the Chief Executive Officer of Employer
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and shall perform the duties and have the responsibilities set forth on Exhibit
A attached hereto and incorporated herein by reference, and shall have the authority and perform such other duties, services and responsibilities incident to such position as are customary of the Chief Executive Officer of a bank, and such other reasonable duties and responsibilities as are determined from time to time by the Board. Executive shall report to the Board. Executive shall devote one hundred percent (100%) of his business time, attention and skill to the performance of his duties hereunder, except that Executive is permitted to spend a reasonable amount of business time to complete his obligations under his Consulting Agreement with Shapiro Consulting Group, and shall perform his duties to the best of his ability and subject to the policies and instructions of the Board. Executive will not, without the prior written approval of Employer, engage in any other business activity which would interfere with the performance of his duties, services and responsibilities hereunder or which is in violation of policies established from time to time by the Board.

  4.  Compensation.
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      (a)  Salary.  Executive will receive an annual base salary of One Hundred
Fifty Thousand Dollars ($150,000) during the Term (the "Annual Base Salary"), payable in equal bi-weekly installments. Salary payments shall be subject to withholding and all other applicable taxes. Executive's Annual Base Salary shall be reviewed at least annually by the Compensation Committee of the Board and may be increased in the discretion of the Board based upon Executive's performance, Employer's performance and profitability and other factors generally used by Employer and in the industry in adjusting salaries of executive employees.

      (b) Annual Bonus. Executive may be eligible to receive an annual bonus in an amount of up to 50% of his Annual Base Salary, based upon the attainment of either (i) specific corporate budgetary and strategic objectives or (ii) specific individual performance objectives, any of which shall be set by the Board. Bonuses, if any, may be payable in a combination of a lump sum cash
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payment and the issuance of options to purchase shares of common stock of
Employer's parent company, Professional Bancorp, Inc. ("PBI"), to be allocated as mutually agreed upon by the parties.

      (c) Stock Options. In consideration of Executive agreeing to enter into this Agreement, on November 1, 1999, Employer caused PBI to grant to Executive fully vested stock options to purchase 30,000 shares of PBI's common stock at an exercise price of $11.16 per share. These 30,000 options shall be exercisable on the earlier of: (i) the closing of the sale of all or substantially all of the assets of Employer or PBI to, or the merger of Employer or PBI with, a third party, (ii) on the fifteen month anniversary date of the effective date of this Agreement if Employer or PBI has not entered into a Definitive Agreement to sell all or substantially all of its assets to or to merge with a third party, or
(ii) the date Employer terminates this Agreement at will pursuant to Section 8(e) hereof or Employee terminates this Agreement for Good Cause pursuant to
Section 8(c) hereof. On the nine month anniversary date of the effective date of this Agreement, if by such date PBI or Employer has not entered into a Definitive Agreement to sell all or substantially all of its assets to or to merge with a third party, Employer shall cause PBI to grant to Executive fully vested and immediately exercisable options to purchase 20,000 shares of PBI's common stock at an exercise price determined pursuant to the applicable stock option plan. Executive shall be eligible to receive additional performance-based options, consistent with PBI's applicable stock option plans, as determined by the Compensation Committee of the Board. All options are subject to the terms of the applicable stock option plan(s).

      (d)  Severance.  If Employer terminates this Agreement at will pursuant to
Section 8(e) hereof or if Employee terminates this Agreement for Good Reason pursuant to Section 8(c) hereof, Employer will continue to pay Executive the monthly base salary that he is earning at the time of the Notice of Termination for twelve months following the date of the Notice of Termination.

  5.  Fringe Benefits.
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      (a)  Incentive Plans/Benefits.  Subject to the eligibility requirements of each plan, Executive shall be entitled to participate in all medical or health plans, dental and vision plans, life insurance plans, disability plans, 401(K)/savings and retirement plans, welfare plans, incentive plans, equity-based plans and all other benefits generally available to full-time officers or senior management employees of Employer in effect from time to time. All insurance is subject to the terms of the policies in effect and to Executive's insurability under such policies.

      (b) Auto Allowance. Executive shall be entitled to an auto allowance of Five Hundred Dollars ($500) per month.

      (c) Vacation. Executive shall receive twenty (20) paid vacation days per year.

      (d) Business Expenses. In accordance with the policies relating to Employer's senior executive employees, Employer will reimburse Executive for reasonable out-of-pocket expenses incurred by Executive in the performance of his duties hereunder. All such reimbursements will be made upon submission to Employer of written expense reports or other documentation which describe and substantiate such business expenses and which are in such form as Employer may from time to time prescribe for its executive employees.

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  6.  Confidential Information.  Executive acknowledges that in his positions
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with Employer, he will be exposed to and receive information relating to the confidential affairs of Employer, Employer's subsidiaries and PBI, including but not limited to, Employer's, Employer's subsidiaries' and PBI's customer lists, financial information, strategic plans, business and marketing plans and strategies, information concerning Employer's, Employer's subsidiaries' and PBI's products, promotions, customers, development, financing, expansion plans, business policies and practices, and other information considered by Employer, Employer's subsidiaries and PBI to be confidential, proprietary and in the nature of trade secrets (the "Confidential Information"). Executive acknowledges that the Confidential Information is a valuable, special and unique asset of Employer's, Employer's subsidiaries' and PBI's businesses. Executive agrees to keep all Confidential Information confidential and shall not, during the Term or thereafter, directly or indirectly disclose all or any part of the Confidential Information in any manner whatsoever to any person, firm, corporation, association or other entity other than outside professionals employed by Employer or use such Confidential Information for his own personal benefit, without the prior written consent of Employer, unless such disclosure is made in the ordinary course of Employer's business and is necessary and advances the best interests of Employer.

  7.  Employer Documents.  Executive expressly agrees that all plans, customer
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lists, reports, manuals, documents, files, studies, instruments and other materials used and/or developed by Executive relating to Employer, Employer's subsidiaries and PBI and their respective customers are solely the property of Employer, Employer's respective subsidiary or PBI and that Executive has no right, title or interest therein. During Executive's employment with Employer and after termination thereof, regardless of the reason therefor, Executive shall hold in a fiduciary capacity for the benefit of Employer, all such plans, lists, disks, documentation, programs, reports, memoranda, diaries, notes, records, letters, manuals and all other documents and information of Employer. Upon termination of Executive's employment for any reason, Executive shall immediately deliver all such documents, without retaining any copies thereof, to Employer.

  8.  Termination of Employment.
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      (a)  Death or Incapacity.  This Agreement shall terminate automatically upon Executive's death during the Term. This Agreement shall also terminate on the date of the determination by the Board that the Incapacity of Executive has occurred during the Term ("Incapacity Effective Date").

      (b) Cause. Employer may terminate Executive's employment for Cause, as defined herein.

      (c) Good Reason. Executive may terminate his employment for Good Reason, as defined herein.

      (d) Written Notice. Executive may terminate this Agreement at any time upon ninety (90) days' prior written notice to Employer.

      (e) At Will. Employer may terminate this Agreement by written notice to Executive at any time for any reason.

      (f) Notice of Termination. Any termination (except by death) shall be communicated by a Notice of Termination to the other party hereto given in accordance with Section 14 of this Agreement. For purposes of this Agreement, a "Notice of Termination" means a written notice which (i) indicates the

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specific termination provision in this Agreement relied upon, (ii) to the extent applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination under the provision so indicated, (iii) in the case of termination by Employer for Cause or for Incapacity, confirms that such termination is pursuant to a resolution of the Board (which, in the case of Cause, is pursuant to Section 8(b) hereof), and (iv) if the Date of Termination (as defined below) is other than the date of such notice, specifies the termination date. The failure by Executive or Employer to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Good Reason, Incapacity or Cause shall not serve to waive any right of Executive or Employer, respectively, hereunder or preclude Executive or Employer, respectively, from asserting such fact or circumstance in enforcing Executive's or Employer's rights hereunder.

      (g) Date of Termination. "Date of Termination" means (i) if Executive's employment is terminated by Employer for Cause, or by Employer other than for Cause, death or Incapacity, the date of the Notice of Termination or any later date specified therein, as the case may be, (ii) if Executive's employment is terminated by Executive for Good Reason, the Date of Termination shall be thirty
(30) days after the date of the Notice of Termination, however Employer may specify an earlier date in its discretion after its receipt of the notice from Executive, (iii) if Executive's employment is terminated by reason of death or Incapacity, the Date of Termination shall be the date of death of Executive or the Incapacity Effective Date, as the case may be, and (iv) if Executive's employment is terminated by Written Notice by Executive, the Date of Termination shall be ninety (90) days after the date of the Notice of Termination.

  9.  Obligations of Employer Upon Termination.
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      (a)  Obligations Upon Termination.  Upon termination of this Agreement for any reason, Employer's sole obligation to Executive (except as otherwise expressly set forth herein) shall be to pay any accrued but unpaid salary or bonus up to the Date of Termination, less withholding and other taxes as required by law, and provide to Executive any other accrued amounts or benefits required to be paid or provided or which Executive is eligible to receive under any Employer plan in which Executive participated (such other amounts and benefits shall be hereinafter referred to as the "Accrued Benefits"). Any salary or bonus shall be paid to Executive within thirty (30) days after the Date of Termination; and any benefits shall be paid pursuant to the applicable Employer plan.

      (b) Excise Tax Limitation. To the extent that the payments and benefits provided under this Agreement and payments or benefits provided to, or for the benefit of, Executive under any other Employer plan or agreement (such payments or benefits are collectively referred to as the "Payments") would be subject to the excise tax (the "Excise Tax") imposed under Section 4999 of the Internal Revenue Code of 1986, as amended, the Payments shall be reduced (but not below zero) if and to the extent necessary so that no Payment to be made or benefit to be provided to Executive shall be subject to the Excise Tax.

  10. Non-Exclusivity of Rights.  Nothing in this Agreement shall prevent or
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limit Executive's continuing or future participation in any Employer plan for which Executive may qualify, nor shall anything herein limit or otherwise affect such rights as Executive may have under any contract or agreement with Employer or any of Employer's subsidiaries. Amounts which are vested benefits or which Executive is otherwise entitled to receive under any Employer plan at or subsequent to the Date of Termination shall be payable in accordance with such plan, policy, practice, program, contract or agreement except as explicitly modified by this Agreement.

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  11.  Non-Solicitation and Non-Competition.  During the Term hereof, Executive
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agrees that he shall not, directly or indirectly, either individually or as an owner, partner, director, agent, employee, consultant or otherwise, solicit, endeavor to entice away from Employer or any of Employer's subsidiaries or otherwise engage in any activity intended to disrupt or terminate the relationship of Employer or any of Employer's subsidiaries with any of their clients, customers, employees or agents. During the Term hereof, Executive agrees that he shall not, directly or indirectly, either individually or as an owner, partner, director, agent, employee, consultant or otherwise, compete with Employer or any of Employer's subsidiaries or PBI.

  12.  Remedies.  Executive agrees that any breach by Executive of the terms of
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Section 6, 7 or 11 hereof would result in irreparable injury and damage to
Employer and Employer's parents and/or subsidiaries for which Employer and Employer's parents and subsidiaries would have no adequate remedy at law. Therefore, in the event of Executive's breach or threatened breach of Sections 6, 7, or 11 hereof, Executive agrees that Employer and Employer's parents and subsidiaries shall be entitled to an immediate preliminary restraining order and an injunction restraining and enjoining Executive to prevent such breach or threatened breach or continued breach by Executive and any and all persons or entities acting for and/or with Executive, without having to prove damages, and to all costs and expenses, including reasonable attorneys' fees and costs, in addition to any other remedies to which Employer or Employer's subsidiaries may be entitled at law or in equity. In addition to or in lieu of the above, Employer or Employer's subsidiaries may pursue all other remedies available to Employer and Employer's subsidiaries for such breach or threatened breach, including the recovery of damages and reasonable attorneys' fees, from Executive.

  13.  Successors; Binding Agreement.  This Agreement shall be binding upon the
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respective successors, assigns, heirs, and representatives of the parties.

  14.  Notices.  Any notice, request or other information to be given or served
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hereunder by any party to another shall be deemed given or served hereunder by any party to another if in writing and delivered personally or sent by prepaid registered or certified mail, return receipt requested, to:

       If to Employer:      First Professional Bank, N.A.
                            606 Broadway
                            Santa Monica, California  90401
                            ATTN:  Ms. Julie P. Thompson, Chairman of the Board

       If to Executive:     Mr. Gene Gaines
                            1018 Second Street, Unit 1
                            Santa Monica, California  90403

or to such other address as any party may designate for itself by notice to the other party given in accordance with the provisions hereof.

  15.  Entire Agreement.  This Agreement contains the entire agreement of the
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parties with respect to the subject matter hereof and supersedes any and all other agreements or understandings, written or oral, relating to such subject matter. Each party to this Agreement acknowledges that no representations, inducements, promises or agreements, oral or otherwise, have been made by any party, or anyone acting on behalf of any party, which are not embodied herein, and that no other agreement, statement or promise not contained in this Agreement concerning its subject matter shall be valid or binding.

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  16.  Modification; Waiver.  No provision of this Agreement may be modified,
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waived or discharged unless such modification, waiver or discharge is agreed to in writing and signed by each party hereto. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

  17.  Non-Assignability.  Executive acknowledges that his services are unique
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and personal.  Accordingly, Executive may not assign any of his rights or delegate his duties or obligations under this Agreement.

  18.  Governing Law.  This Agreement shall be governed and construed and the
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legal relationship and obligations of the parties determined in accordance with the laws of the State of California.

  19.  Severability.  Should any provision of this Agreement for any reason be
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declared invalid, void or unenforceable by a court of competent jurisdiction, the validity and binding effect of any remaining portion shall not be affected, and the remaining portions of this Agreement shall remain in full force and effect as if this Agreement had been executed with said provision eliminated.

  20.  Survival.  The provisions of Sections 6, 7, and 11 shall survive the
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termination or expiration of this Agreement.

  21.  Arbitration.  In the event that any dispute shall arise between the
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parties concerning the provisions of this Agreement or the performance of any part of their obligations hereunder, or in the event of an alleged breach of this Agreement by either of the parties hereto, and the parties are unable to mutually adjust and settle same, such dispute or disputes (other than dispute(s) concerning an alleged or threatened breach by Executive of Sections 6, 7, or 11 hereof) shall be submitted to binding arbitration in Santa Monica or Los Angeles, California pursuant to the applicable commercial rules of the American Arbitration Association, and the decision and determination of the arbitrators shall be final and binding upon the parties.

  22.  Key Person Insurance.  Executive agrees to make all reasonable efforts to
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obtain any key person insurance requested by Employer.

  IN WITNESS WHEREOF, the Bank has caused this Agreement to be executed in its corporate name by an officer duly authorized to enter into and execute this Agreement, and Executive has affixed his signature hereto, as of the date and year first above written.

                               FIRST PROFESSIONAL BANK, N.A.

                               By:
                                  ----------------------------------------
                                  Julie P. Thompson, Chairman of the Board


                               -------------------------------------------
                               GENE GAINES

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                                   EXHIBIT A
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                             POSITION DESCRIPTION
           CHIEF EXECUTIVE OFFICER OF FIRST PROFESSIONAL BANK, N.A.


 .    Fosters a corporate culture that promotes ethical practices, encourages individual integrity, and fulfills social responsibility.

 .    Maintains a positive and ethical work climate that is conducive to attracting, retaining, and motivating a diverse group of top-quality employees at all levels.

 .    Develops and recommends to the Board long-term strategies and visions for the Bank that leads to creation of shareholder value.

 .    Develops and recommends to the Board annual business plans and budgets and capital plans that support the Bank's long-term strategy.

 .    Ensures that the day-to-day business affairs of the Bank are appropriately managed and Bank employees are appropriately supervised.

 .    Consistently strives to achieve the Bank's financial and operating goals and objectives.

 .    Ensures continuous improvement in the quality and value of the products and services provided by the Bank.

 .    Strives to ensure that the Bank achieves and maintains a satisfactory competitive position within its industry.

 .    Ensures that the Bank has en effective management team below the level of the Chief Executive Officer, and has an active plan for their development and succession.

 .    Ensures, in cooperation with the Board, that there is an effective succession plan in place for the Chief Executive Officer position.

 .    Formulates and oversees the implementation of Bank corporate policies.
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                                   EXHIBIT B
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                                  DEFINITIONS

As used in this Agreement:

  (a) "Board" means the Board of Directors of the Employer.

  (b) "Cause" means (i) willful malfeasance or willful or reckless misconduct by Executive in connection with his employment duties hereunder, (ii) continuing refusal by Executive to perform his duties under this Agreement after notice of such refusal to perform such duties was given to Executive by Employer, (iii) failure of Executive to cure a material breach by Executive of the provisions of this Agreement within fifteen (15) days after written notification by Employer to Executive specifying the breach, (iv) the determination by a state or federal banking agency or governmental authority having jurisdiction over Employer or Employer's subsidiaries that Executive is not suitable to act in the capacity for which he is employed by Employer, (v) Executive's willful and intentional violation of any federal banking laws, or of the Bylaws, rules, policies or resolutions of Employer, or of the rules or regulations of the Federal Deposit Insurance Corporation, OCC or other regulatory agency or governmental authority having jurisdiction over Employer or Employer's subsidiaries, or (vi) the commission by Executive of any felony or a misdemeanor involving moral turpitude. Termination for Cause shall only be made by a resolution adopted in good faith by a majority of the Board at a meeting of the Board called and held for that purpose (after ten (10) days prior written notice of the meeting to Executive and reasonable opportunity for Executive to be heard by the Board at the meeting prior to such vote.)

  (c) "Good Reason" shall mean the failure of the Employer to cure any material breach by Employer of any provision of this Agreement within fifteen (15) days after written notification by Executive to Employer specifying the breach.

  (d) "Incapacity" means any permanent physical or mental illness or disability of Executive which continues for a period of three consecutive months or more and which at any time after such three-month period the Board shall reasonably determine renders Executive incapable of substantially performing his duties during the remainder of the Term.